CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY CONFIDENTIAL

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT AN UNREDACTED VERSION OF THIS Project Green Thumb

Special Committee Update August 2003

CONFIDENTIAL TREATMENT REQUESTED: HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***.”DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED 1

Investor Bid Letters

OVERVIEW OF PRELIMINARY BIDS AND PROCESS A.

TABLE OF CONTENTS 1. APPENDIX

Project Green Thumb

[Actual bid letters not included]

Financial Advisors *** Accounting Advisor *** *** *** *** Legal *** or ***

CONFIDENTIAL TREATMENT REQUESTED Advisors ***

Timing 30 days (to definitive proposal) 30 days (to definitive proposal) 3-5 weeks (to definitive proposal) 30 days (to definitive proposal) 3 weeks (to definitive proposal) Financing Sources *** Multiple Options *** *** *** Financing Senior, Sub, S/L, Equity Senior, Sub, Equity Senior, Sub, Equity Senior, Sub, Equity Senior ($57), S/L (34), Equity (39) 2003E EBITDA Multiple 5.1x 5.1x 5.0x—5.6x 4.6x 4.8x

Enterprise Value $128.4 $130.0 $126.8—142.9 $117.2 $121.0 Revised Bid (8/22/03) $15.40 $15.77 $14.75—17.00 $14.00 $14.50

Revised Bid (8/19/03) $14.50 $14.34—17.14 $14.00 $13.00—15.00 $13.00—15.00 Confidential material redacted and submitted separately to the Commission. SUMMARY OF INITIAL BIDS Initial Bid (8/15/03) $14.50—15.50 $13.03—15.81 $12.75 $13.00—15.00 $13.00 ***

Project Green Thumb Scenario A

Preliminary Bids

Investor *** *** *** *** ***

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CONFIDENTIAL TREATMENT REQUESTED *** 3 weeks (to definitive proposal) 75 days (to close) *** ***

Senior ($86), Equity (44) Senior ($57.2), Equity (68.1) 4.8x 4.7x $121.0 $119.3 $14.50 $14.25 $13.00—15.00 $12.50—13.50 Confidential material redacted and submitted separately to the Commission. *** $13.00 $12.50—13.50 S/L refers to a sale/leaseback transaction.

Note:

Project Green ThumbScenario B

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